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                                                                   Exhibit 10.8

                             EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT is made as of August 1, 1998 by and between MicroTune, Inc. ("MicroTune"), a Texas corporation, and James Fontaine ("Employee").

The parties hereby agree as follows:

1.   Employment
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     (a)  MicroTune agrees to employ the Employee beginning August 1, 1998, and
          Employee agrees to perform such reasonable responsibilities and duties as may be required of him in an executive capacity. Employee will have the title of Executive Vice President, Sales & Marketing.

     (b) The MicroTune Board or CEO may terminate Employee's employment at any time, by giving Employee thirty (30) days advance notice in writing. However, if the MicroTune Board terminates Employee's employment without Cause (as defined below) within 2 years after August 1, 1998, MicroTune shall pay Employee severance benefits as set forth in
          Section 5.

2.   Compensation
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     (a)  Employee's initial base annual salary shall be $150,000 per annum.
          Employee's base salary will be reviewed annually by the compensation committee of the Board of Directors.

     (b) Employee will participate in an Executive Variable Compensation Program, to be determined by the MicroTune Board of Directors, once that Program has been initiated.

3.   Covenant Not to Compete or Solicit
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     (a)  Non-Competition. Employee agrees that until the earlier to occur of
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          (i) 12 months from termination, (ii) the termination by MicroTune of
          Employee's employment other than for Cause, or (iii) the resignation by Employee of his employment with MicroTune for Certain Reasons, he will not directly or indirectly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in or (to Employee's knowledge, after due inquiry) intends to engage in a "Restricted Business" (as defined below).
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     Ownership of (i) no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation, or (ii) any stock presently owned by Employee, shall not constitute a violation of this provision.

     (b)  Non-Solicitation. For a period of two (2) years following termination
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          from the company, Employee shall not

          (i) solicit, encourage, or take any other action which is intended to induce any other employee of MicroTune to terminate his employment with MicroTune, or

          (ii) interfere in any manner with the contractual or employment relationship between MicroTune and any such employee of MicroTune.

     The foregoing shall not prohibit any entity with which the Employee may be affiliated from hiring a former employee of MicroTune.

     (c)  World-wide. The parties acknowledge that the market for television
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          tuner products is world-wide, and that, in this market, products from any nation compete with products from all other nations. Accordingly, in order to secure to MicroTune all possible benefits, the parties agree that the provisions of this Section 3 shall apply to each of the states and counties of the United States, and to each nation worldwide.

     (d)  Severability.  The parties intend that the covenants contained in the
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          preceding paragraphs shall be construed as a series of separate covenants, one for each state of the Union, and each nation. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in proceeding paragraphs. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants (or any part thereof) deemed included in said paragraphs, then such unenforceable covenant (or such part) shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 3 should ever be deemed to exceed the time or geographic limitations, or the scope of this covenant, permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations, as the case may be, permitted by applicable laws.

4.   Certain Definitions.  For the purposes of this Agreement, the following
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     terms have the meanings set forth below.

     (a)  "Cause". For the purposes of this Agreement, MicroTune shall have
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          "Cause" to terminate employment if employee is determined by a court of law or pursuant to arbitration to have committed a willful act of embezzlement, fraud or dishonesty which resulted in material loss, material damage or material injury to MicroTune. In such an event, at the election of MicroTune, employee shall have no rights under this
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          Agreement other than payment of compensation and reimbursement of business expenses through the date of termination.

     (b)  "Certain Reasons" shall mean (A) a reduction in cash compensation
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          (exclusive of bonuses) or a material reduction in benefits, except as part of a salary or benefit reduction program by MicroTune that is applicable generally to all executives, (B) a material demotion in responsibilities or duties, (C)relocation of Employee's workplace to any place more than fifty miles from Dallas, Texas or (D) a material breach by MicroTune of this agreement or any other material agreement between MicroTune and Employee..

     (c)  "Disability" means that Employee is unable by reason of accident or
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          illness (including mental illness) to perform the material duties of his regular position with MicroTune, and is not expected to recover from such disability within a reasonable period of time. If at any time Employee or MicroTune claims that Employee is disabled, a physician acceptable to both MicroTune and Employee (which acceptance will not be unreasonably withheld) will be appointed by MicroTune to examine Employee. Employee will cooperate fully with the physician. If the physician determines that Employee is disabled, the physician will certify to MicroTune that Employee is disabled. The physician's determination will be conclusive. MicroTune will pay the physician's fee.

     (d)  "Restricted Business" shall mean any business that is engaged in or
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          (to Employee's knowledge, after due inquiry) preparing to engage in the design, manufacture, marketing, sale or distribution of semiconductors which provide the function of a television tuner or compete with Radio Frequency products under development by MicroTune at the time of this Agreement or during Employee's tenure as an executive of MicroTune.

     (e)  "Constructive Termination". For purposes of this Agreement,
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          "Constructive Termination" shall mean a resignation by the Employee due to any diminution or adverse change in the circumstances of employment as determined in good faith by Employee, including, without limitation, reporting relationships, job description, duties, responsibilities, compensation, perquisites, office or location of employment.

     (f)  Notice of Termination. Any termination of employment by MicroTune or
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          by Employee for any reason whatsoever during the term of this
          Agreement shall be communicated by written notice of termination to the other party hereto ("Notice of Termination").

     (g)  Date of Termination. "Date of Termination" shall mean the date on
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          which a Notice of Termination is given, if employment is terminated for any other reason.

5.   Severance Benefits for Termination resulting from other than a Change of
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     Control.  If, during the first two years after August 1, 1998, Employee's
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     employment is terminated by the MicroTune Board or CEO other than for
     Cause, or if Employee terminates his employment
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     for Certain Reasons, then Employee shall be paid his then current monthly salary times six (6 months severance). During the salary continuation period, MicroTune will continue to provide whatever medical, dental, disability, life or insurance benefits were in effect at the time of termination. No severance benefits shall be paid if Employee's employment is terminated by MicroTune for Cause or by Employee without Certain Reasons.

6.   Other Benefits.  For purposes of vacation accrual, Employee will be
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     considered to have 3 years of employment at MicroTune on August 1, 1998.
     Employee will be allowed to expense 2 local phone lines at his residence, assuming the most cost-effective service available, for Internet/modem and fax service.

7.   Miscellaneous.
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     (a)  Notices. Any notice, report or other communication required or
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          permitted to be given hereunder shall be in writing to both parties and shall be deemed given on the date of delivery, if delivered, or three days after mailing, if mailed first-class mail, postage prepaid, to the following addresses:

          (i) If to Employee, at the address set forth below Employee's signature at the end hereof.

          (ii) If to MicroTune:

               MicroTune
               2540 East Plano Parkway, Suite 188
               Plano, TX 75074
               Attention: President & CEO

               or to such other address as any party hereto may designated by notice given as herein provided.

     (b)  Governing Law.  This Agreement shall be governed by and construed and
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          enforced in accordance with the laws of the State of Texas as applied to agreements made and performed in Texas by residents of Texas.

     (c)  Amendments. This Agreement shall not be changed or modified in whole
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          or in part except by an instrument in writing signed by each party.

     (d)  Attorneys' Fees. In the event of any legal action or proceeding to
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          enforce or interpret the provisions hereof, the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

     (e)  Counterparts. This Agreement may be executed in several counterparts,
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          each of which shall be an original, but all of which together shall constitute one and the same agreement.
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     (f)  Effect of Headings. The section headings herein are for convenience
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          only and shall not affect the construction or interpretation of this
          Agreement.

8.   Conflicting Terms.  In the event that words or terms of this Employment
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     Agreement conflict with the words or terms of any other agreement or contract, including but not limited to the Stock Option Plan, Notice of Grant, and Option Agreement, the interpretation of this Employment Agreement shall prevail.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    MICROTUNE, INC.

                                    By: /s/ Douglas J. Bartek
                                        ---------------------
                                        Douglas J. Bartek


                                    EMPLOYEE

                                    /s/ James Fontaine
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                                    James Fontaine

                                    6445 Brandon Ct.
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                                    (Print Address)

                                    Plano, TX  75093
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                                    972-306-6445
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                                    (Print Telephone Number)